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W. R. Berkley Corporation              NEWS
475 Steamboat Road                     RELEASE
Greenwich, Connecticut 06830
(203) 629-3000
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FOR IMMEDIATE RELEASE                  CONTACT:  Eugene G. Ballard
                                                 Chief Financial Officer
                                                 203-629-3000


                       W. R. BERKLEY CORPORATION APPOINTS
                         PHILIP J. ABLOVE AS A DIRECTOR

     Greenwich, CT, August 8, 2002 -- W. R. Berkley Corporation (NYSE: BER) today announced the appointment of Philip J. Ablove to its board of directors, filling the vacancy created earlier this year in the class of directors continuing in office until 2003. W. R. Berkley Corporation now has nine board members.

     Mr. Ablove, 62, currently serves as executive vice president and chief financial officer of Pioneer Companies, Inc., of Houston, Texas, positions he has held since 1996. Mr. Ablove was senior vice president and chief financial officer of W. R. Berkley Corporation from July 1973 until April 1983. He holds a B.S. in economics from the Wharton School of the University of Pennsylvania, a J.D. from the Columbia University Law School, and an LL.M. (in taxation) from New York University's Graduate School of Law.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

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